Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350, as adopted pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Interim President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of Post Holdings, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof:

(a)    the annual report on Form 10-K for the period ended September 30, 2023, filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)    information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 17, 2023	By:	/s/ Jeff A. Zadoks
Jeff A. Zadoks
Interim President and Chief Executive Officer and Executive Vice President and Chief Operating Officer

Certification Pursuant to
18 U.S.C. Section 1350, as adopted pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Senior Vice President, Chief Financial Officer and Treasurer of Post Holdings, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof:

(a)    the annual report on Form 10-K for the period ended September 30, 2023, filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)    information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 17, 2023	By:	/s/ Matthew J. Mainer
Matthew J. Mainer
Senior Vice President, Chief Financial Officer and Treasurer